United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2007

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (b), (c), (d), and (f): Not applicable.

(e) On April 5, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Alloy, Inc. (the “Company”) determined the base salary for the fiscal year ended January 31, 2008 (“Fiscal 2007”) and the bonus compensation for the fiscal year ended January 31, 2007 (“Fiscal 2006”) for executive officers of the Company, including Matthew C. Diamond, the Company’s Chief Executive Officer and Chairman of its Board of Directors; James K. Johnson, Jr., its President and Chief Operating Officer; Gary J. Yusko, its Chief Financial Officer; Gina R. DiGioia, its Chief Legal Officer and Secretary; and Robert L. Bell, its Chief Technology Officer (the “Executives”). The Compensation Committee also approved restricted stock grants for each of the Executives on April 5, 2007.

The following table sets forth a summary of the compensation for the Executives:

Executive Officer	Title	Fiscal 2007 Base Salary	Fiscal 2006 Cash Bonus	Fiscal 2006 Restricted Stock Granted (#)(1)	Fiscal 2006 Restricted Stock Dollar Value ($)(2)
Matthew C. Diamond	Chief Executive Officer and Chairman	$420,000	$400,000	15,164	$180,000
James K. Johnson, Jr.	President and Chief Operating Officer	$420,000	$400,000	15,164	$180,000
Gary J. Yusko	Chief Financial Officer	$242,000	$75,000	6,318	$75,000
Gina R. DiGioia, Esq.	Chief Legal Officer and Secretary	$200,000	$30,000	2,527	$30,000
Robert L. Bell	Chief Technology Officer	$402,000	$15,000	2,106	$25,000

(1)	Represents shares of restricted stock granted to each Executive, subject to the terms of restricted stock agreements executed between each Executive and the Company, including the Company’s right of repurchase upon the occurrence of certain events. The Company’s right of repurchase with respect to these shares of restricted stock lapses with respect to one-third of the granted shares on each of April 5, 2008, 2009 and 2010.
(2)	The number of shares granted was determined by dividing the restricted stock dollar value granted to each Executive by $11.87, the March 30, 2007 closing price of the Company’s common stock, consistent with Company policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: April 11, 2007	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer